Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to reflect the acquisitions of the Acquired Business (as defined in Note 1 to the accompanying unaudited pro forma condensed combined financial statements) by Coca‑Cola Bottling Co. Consolidated (the “Company” or “CCBCC”) from Coca‑Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca‑Cola Company, pursuant to various asset purchase agreements between the Company, The Cola‑Cola Company and CCR. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Acquired Business, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the Company’s results of operations.

The unaudited pro forma condensed combined balance sheet is based on the historical balance sheet of the Company and the 2017 Tranche 1 Expansion Transactions (as defined in Note 1) as of January 1, 2017, which is the end of fiscal 2016 (“2016”), and has been prepared to reflect the effects of the 2017 Tranche 1 Expansion Transactions as if such acquisitions occurred on January 1, 2017. Additionally, the pro forma condensed combined balance sheet reflects the impact of a territory conversion agreement entered into by the Company, The Coca‑Cola Company and CCR in September 2015 (as amended), upon the conversion of the Company’s bottling agreements to the Final CBA (as defined in Note 4 to the accompanying unaudited pro forma condensed combined financial statements) on March 31, 2017 (the “Territory Conversion Agreement”). The details of the Territory Conversion Agreement were disclosed within the Company’s Current Report on Form 8‑K filed with the SEC on April 4, 2017, and is a transaction separate and apart from the 2017 Tranche 1 Expansion Transactions.

The unaudited pro forma condensed combined statement of operations for 2016 combines the historical results and operations of the Company and CCR, giving effect to the acquisitions of the Acquired Business as if they occurred on January 4, 2016, the first day of fiscal 2016. The historical results of the Company reflect distribution territory transactions and manufacturing facility acquisitions completed prior to 2016, as discussed in Note 1.

The unaudited pro forma condensed combined statement of operations does not reflect future events that may occur, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges the Company expects to incur in connection with future acquisitions of distribution territories and manufacturing facilities, including, but not limited to, costs expected to be incurred in connection with integrating the operations of the Acquired Business.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, in accordance with Article 11 of Regulation S‑X, and are not indicative of the results of operations that would have been realized had the closings for the Acquired Business actually been completed on the dates indicated, nor are they indicative of the Acquired Business’s operations going forward.

To produce the pro forma financial information, the assets acquired and liabilities assumed in the 2017 Tranche 1 Expansion Transactions and the 2016 Expansion Transactions were adjusted to their estimated fair values. As of the date of this filing, the Company has not fully completed the detailed valuation work necessary to arrive at the final estimate of the fair value of the assets acquired and liabilities assumed for all of these transactions. Accordingly, the accompanying unaudited pro forma accounting for the Acquired Business is preliminary, made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements, and is subject to further adjustments as additional analyses are performed. There can be no assurance that such finalization will not result in material changes from the preliminary accounting for the Acquired Business included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;
•	the Company’s audited consolidated financial statements and related notes contained within the Company’s Annual Report on Form 10-K for 2016;
•

the CCR 2017 Tranche 1 Carve-out Transactions – Production and Distribution Combined Abbreviated Financial Statements as of and for the year ended December 31, 2016, filed as Exhibit 99.1 to this Form 8‑K/A (“Historic CCR – 2017 Tranche 1”);

•

the CCR 2016 Carve-out Transactions – Production and Distribution Combined Abbreviated Financial Statements as of and for the nine month period ended September 30, 2016, filed as Exhibit 99.2 with the Company’s Current Report on Form 8‑K/A filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2017 (“Historic CCR – 2016 Transactions”); and

•	The Company’s Current Report on Form 8‑K filed with the SEC on April 4, 2017, as it pertains to the Territory Conversion Agreement.

COCA-COLA BOTTLING CO. CONSOLIDATED

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JANUARY 1, 2017

(in thousands)	CCBCC (as reported)	Historic CCR - 2017 Tranche 1	2017 Tranche 1 Expansion Transactions and Other Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$21,850	$403	$(7,985)	5a	$14,268
Accounts receivable, trade	271,661	-	-		271,661
Allowance for doubtful accounts	(4,448)	-	-		(4,448)
Accounts receivable from The Coca-Cola Company	67,591	-	3,849	5b	71,440
Accounts receivable, other	29,770	-	-		29,770
Inventories	143,553	42,040	4,678	5c	190,271
Prepaid expenses and other current assets	63,834	2,614	-		66,448
Total current assets	593,811	45,057	542		639,410
Property, plant and equipment, net	812,989	211,732	(49,613)	5d	975,108
Leased property under capital leases, net	33,552	-	-		33,552
Other assets	86,091	1,536	-		87,627
Franchise rights	533,040	-	-		533,040
Goodwill	144,586	-	43,356	5e	187,942
Other identifiable intangible assets, net	245,415	291,174	(250,474)	5f	286,115
Total assets	$2,449,484	$549,499	$(256,189)		$2,742,794

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of obligations under capital leases	$7,527	$-	$-		$7,527
Accounts payable, trade	116,821	-	-		116,821
Accounts payable to The Coca-Cola Company	135,155	-	-		135,155
Other accrued liabilities	133,885	2,157	29,623	5g	165,665
Accrued compensation	60,880	-	-		60,880
Accrued interest payable	3,639	-	-		3,639
Cooperative trade marketing liability	-	24,582	(24,582)	5h	-
Deposit liabilities	-	3,868	(3,868)	5i	-
Total current liabilities	457,907	30,607	1,173		489,687
Deferred income taxes	174,854	-	-		174,854
Pension and postretirement benefit obligations	126,679	-	-		126,679
Other liabilities	378,572	17	128,338	5j	506,927
Obligations under capital leases	41,194	-	-		41,194
Long-term debt	907,254	-	135,000	5k	1,042,254
Total liabilities	2,086,460	30,624	264,511		2,381,595
Equity:
Common Stock	10,204	-	-		10,204
Class B Common Stock	2,798	-	-		2,798
Capital in excess of par value	116,769	-	-		116,769
Retained earnings	301,511	-	(1,825)	5l	299,686
Accumulated other comprehensive loss	(92,897)	-	-		(92,897)
Treasury stock, at cost: Common Stock	(60,845)	-	-		(60,845)
Treasury stock, at cost: Class B Common Stock	(409)	-	-		(409)
Total equity of Coca-Cola Bottling Co. Consolidated	277,131	-	(1,825)		275,306
Noncontrolling interest	85,893	-	-		85,893
Total equity	363,024	-	(1,825)		361,199
Total liabilities and equity	$2,449,484	$30,624	$262,686		$2,742,794

See accompanying notes to the unaudited pro forma condensed combined financial statements.

COCA-COLA BOTTLING CO. CONSOLIDATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JANUARY 1, 2017

(in thousands, except per share data)	CCBCC (as reported)	Historic CCR - 2016 Transactions for the nine months ended September 30, 2016	Historic CCR - 2016 Transactions for the month ended October 28, 2016	2016 Expansion Transactions Pro Forma Adjustments		2016 Pro Forma Combined	Historic CCR - 2017 Tranche 1 for the year ended December 31, 2016	January 2017 Expansion Transaction Pro Forma Adjustments		March 2017 Expansion Transactions Pro Forma Adjustments		April 2017 Expansion Transactions Pro Forma Adjustments		Total 2017 Tranche 1 Expansion Transactions Pro Forma Adjustments		2016 and 2017 Pro Forma Combined
Net sales	$3,156,428	$418,954	$26,998	$(57,608)	3a	$3,544,772	$742,227	$(892)	5m	$(30,353)	5m	$(6,683)	5m	$(37,928)	5m	$4,249,071
Cost of sales	1,940,706	293,409	19,018	(57,792)	3b	2,195,341	511,103	(1,038)	5n	(30,877)	5n	(6,964)	5n	(38,879)	5n	2,667,565
Gross profit	1,215,722	125,545	7,980	184		1,349,431	231,124	146		524		281		951		1,581,506
Selling, delivery and administrative expenses	1,087,863	106,005	7,036	(7,349)	3c	1,193,555	194,743	(917)	5o	(2,504)	5o	(1,834)	5o	(5,255)	5o	1,383,043
Income from operations	127,859	19,540	944	7,533		155,876	36,381	1,063		3,028		2,115		6,206		198,463
Interest expense, net	36,325	-	-	1,559	3d	37,884	-	447	5p	395	5p	1,778	5p	2,620	5p	40,504
Other income (expense), net	1,870	-	-	-		1,870	-	-		-		-		-		1,870
Gain (loss) on exchange of franchise territory	(692)	-	-	-		(692)	-	-		-		-		-		(692)
Income before income taxes	92,712	19,540	944	5,974		119,170	36,381	616		2,633		337		3,586		159,137
Income tax expense	36,049	-	-	10,186	3e	46,235	-	4,343	5q	6,604	5q	4,441	5q	15,388	5q	61,623
Net income (loss)	56,663	19,540	944	(4,212)		72,935	36,381	(3,727)		(3,971)		(4,104)		(11,802)		97,514
Less: Net income attributable to noncontrolling interest	6,517	-	-	-		6,517	-	-		-		-		-		6,517
Net income (loss) attributable to CCBCC	$50,146	$19,540	$944	$(4,212)		$66,418	$36,381	$(3,727)		$(3,971)		$(4,104)		$(11,802)		$90,997

Basic net income per share based on net income attributable to CCBCC:
Common Stock	$5.39					$7.14										$9.78
Weighted average number of Common Stock shares outstanding	7,141					7,141										7,141

Class B Common Stock	$5.39					$7.14										$9.78
Weighted average number of Class B Common Stock shares outstanding	2,168					2,168										2,168

Diluted net income per share based on net income attributable to CCBCC:
Common Stock	$5.36					$7.10										$9.73
Weighted average number of Common Stock shares outstanding - assuming dilution	9,349					9,349										9,349

Class B Common Stock	$5.35					$7.09										$9.72
Weighted average number of Class B Common Stock shares outstanding - assuming dilution	2,208					2,208										2,208

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BACKGROUND

As part of The Coca‑Cola Company’s plans to refranchise its North American bottling territories, the Company has engaged in a multi-year series of transactions with The Coca‑Cola Company and CCR to significantly expand the Company’s distribution and manufacturing operations. This expansion includes acquisition of the rights to serve additional distribution territories previously served by CCR (the “Expansion Territories”) and related distribution assets, as well as the acquisition of regional manufacturing facilities previously owned by CCR (the “Expansion Facilities”) and related manufacturing assets (collectively, the “Expansion Transactions”).

Following is a summary of the Expansion Transactions completed by the Company during fiscal 2017 (“2017”):

On January 27, 2017, the Company completed an acquisition from CCR (the “January 2017 Expansion Transaction”) of distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Anderson, Fort Wayne, Lafayette, South Bend and Terre Haute, Indiana, as contemplated by a distribution asset purchase agreement between the Company and CCR dated September 1, 2016 (the “September 2016 Distribution APA”).

On March 31, 2017, the Company completed an acquisition from CCR (the “March 2017 Expansion Transactions”) of (i) distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Bloomington and Indianapolis, Indiana and Columbus and Mansfield, Ohio, as contemplated by the September 2016 Distribution APA; and (ii) two Expansion Facilities and related assets located in Portland and Indianapolis, Indiana as contemplated by a manufacturing asset purchase agreement between the Company and CCR dated September 1, 2016 (the “September 2016 Manufacturing APA”).

On April 28, 2017, the Company completed an acquisition from CCR (the “April 2017 Expansion Transactions”) of (i) distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Akron, Elyria, Toledo, Willoughby and Youngstown, Ohio, as contemplated by a distribution asset purchase agreement between the Company and CCR dated April 13, 2017; and (ii) an Expansion Facility and related assets located in Twinsburg, Ohio, as contemplated by a manufacturing asset purchase agreement between the Company and CCR dated April 13, 2017.

Collectively, the January 2017 Expansion Transaction, the March 2017 Expansion Transactions and the April 2017 Expansion Transactions are the “2017 Tranche 1 Expansion Transactions.” None of the 2017 Tranche 1 Expansion Transactions were individually significant under Rule 3‑05 of Regulation S‑X and Item 2.01 of Form 8‑K; however, as a result of the April 2017 Expansion Transactions, the 2017 Tranche 1 Expansion Transactions are now considered significant under Rule 3-05 of Regulation S-X and Item 2.01 of Form 8‑K.

In addition, the Company completed the following Expansion Transactions during 2016:

On January 29, 2016, the Company completed an acquisition from CCR (the “January 2016 Expansion Transactions”) of (i) distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Easton and Salisbury, Maryland and Richmond and Yorktown, Virginia, as contemplated by an asset purchase agreement between the Company and CCR dated September 23, 2015 (the “September 2015 APA”); and (ii) an Expansion Facility and related assets located in Sandston, Virginia, as contemplated by an asset purchase agreement between the Company and CCR dated October 30, 2015 (the “October 2015 APA”).

On April 1, 2016, the Company completed an acquisition from CCR (the “April 1, 2016 Expansion Transaction”) of distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Alexandria, Virginia and Capitol Heights and La Plata, Maryland, as contemplated by the September 2015 APA.

On April 29, 2016, the Company completed an acquisition from CCR (the “April 29 2016 Expansion Transactions”) of (i) distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Baltimore, Hagerstown and Cumberland, Maryland, as contemplated by the September 2015 APA; and (ii) two Expansion Facilities and related assets located in Silver Spring and Baltimore, Maryland, as contemplated by the October 2015 APA.

On October 28, 2016, the Company completed an acquisition from CCR (the “October 2016 Expansion Transactions”) of (i) distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Cincinnati, Dayton, Lima and Portsmouth, Ohio and Louisa, Kentucky, as contemplated by the September 2016 Distribution APA; and (ii) an Expansion Facility and related assets located in Cincinnati, Ohio, as contemplated by the September 2016 Manufacturing APA.

Collectively, the January 2016 Expansion Transactions, the April 1, 2016 Expansion Transaction, the April 29, 2016 Expansion Transactions and the October 2016 Expansion Transactions are the “2016 Expansion Transactions.” The Expansion Territories and Expansion Facilities acquired in the 2016 Expansion Transactions and the 2017 Tranche 1 Expansion Transactions are collectively known as the “Acquired Business.”

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States and pursuant to Article 11 of Regulation S‑X, and present the pro forma balance sheet and statement of operations of the Company based upon historical information after giving effect to the acquisitions of the Acquired Business and the adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the 2017 Tranche 1 Expansion Transactions and the Territory Conversion Agreement had occurred on January 1, 2017; and the unaudited pro forma condensed combined statement of operations for 2016 is presented as if the acquisitions of the Acquired Business had occurred on January 4, 2016, the first day of fiscal 2016.

The historical results of the Company and assets acquired from CCR in conjunction with the 2016 Expansion Transactions have been derived from the unaudited financial statements of the Historic CCR – 2016 Transactions and additional financial information obtained from CCR. The historical results of the Company and assets acquired from CCR in conjunction with the 2017 Tranche 1 Expansion Transactions have been derived from the audited financial statements of the Historic CCR – 2017 Tranche 1. The historical balance sheet of the Company reflects the business combination accounting for the 2016 Expansion Transactions. The historical balance sheet of CCR excludes the net assets of the 2016 Expansion Transactions and only includes the net assets related to the 2017 Tranche 1 Expansion Transactions. The historical results of the Company for 2016 reflect the operating results of the 2016 Expansion Transactions from and after their respective closing dates.

The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments for (i) ongoing cost savings that the Company expects to and/or has achieved as a result of the acquisitions of the Acquired Business or (ii) the transition and related costs necessary to achieve such cost savings or synergies.

3. 2016 EXPANSION TRANSACTIONS—PRO FORMA ADJUSTMENTS

The 2016 Expansion Transactions have been accounted for using the acquisition method of accounting in accordance with ASC 805, Business Combinations (“ASC 805”) which requires, among other things, the net assets acquired in the 2016 Expansion Transactions to be recognized at their acquisition date fair values. The purchase prices for the 2016 Expansion Transactions are summarized below:

(in thousands)	January 2016 Expansion Transactions	April 1, 2016 Expansion Transaction	April 29, 2016 Expansion Transactions	October 2016 Expansion Transactions	Total 2016 Expansion Transactions
Upfront cash payment	$65,690	$35,552	$69,010	$98,216	$268,468
Fair value of sub-bottler liability (contingent consideration)	6,505	24,666	36,868	60,384	128,423
Consideration transferred	$72,195	$60,218	$105,878	$158,600	$396,891

The following table summarizes the fair value of the net assets acquired in the 2016 Expansion Transactions as of January 1, 2017:

(in thousands)	January 2016 Expansion Transactions	April 1, 2016 Expansion Transaction	April 29, 2016 Expansion Transactions	October 2016 Expansion Transactions	Total 2016 Expansion Transactions
Cash	$179	$219	$161	$150	$709
Inventories	10,159	3,748	13,850	18,513	46,270
Prepaid expenses and other current assets	2,775	1,945	3,774	4,181	12,675
Accounts receivable from The Coca-Cola Company	1,135	1,176	1,140	1,253	4,704
Property, plant and equipment	46,149	54,135	58,679	68,130	227,093
Other assets (including deferred taxes)	2,351	1,536	5,146	666	9,699
Goodwill	9,388	1,956	7,795	7,133	26,272
Other identifiable intangible assets	1,300	-	23,450	66,500	91,250
Total acquired assets	$73,436	$64,715	$113,995	$166,526	$418,672

Other current liabilities	$591	$4,231	$5,482	$7,165	$17,469
Accounts payable to The Coca-Cola Company	650	-	-	-	650
Other liabilities	-	266	2,635	761	3,662
Total assumed liabilities	$1,241	$4,497	$8,117	$7,926	$21,781

The Company’s historical consolidated balance sheet as of January 1, 2017 reflects the purchase accounting from the 2016 Expansion Transactions, and therefore does not require any pro forma adjustments. The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended January 1, 2017 related to the 2016 Expansion Transactions are as follows:

(a) Net sales— In the normal course of business, CCBCC purchases certain finished products from CCR and, conversely, CCR purchases certain finished products from CCBCC. The adjustment of approximately $57.6 million for 2016 reflects the elimination of $50.9 million of CCR sales to CCBCC and $6.7 million of CCBCC sales to CCR.

(b) Cost of sales— Adjustment to cost of sales includes the following:

(in thousands)	January 2016 Expansion Transactions	April 1, 2016 Expansion Transaction	April 29, 2016 Expansion Transactions	October 2016 Expansion Transactions	Total 2016 Expansion Transactions
Intercompany sales elimination (i)	$(2,824)	$(1,397)	$(6,920)	$(45,805)	$(56,946)
Depreciation expense (ii)	(80)	(47)	(183)	(536)	(846)
Total pro forma adjustment	$(2,904)	$(1,444)	$(7,103)	$(46,341)	$(57,792)

(i) Reflects the adjustment to cost of sales of removing intercompany sales transactions. The impact to cost of sales for 2016 is $50.9 million for sales from CCR to CCBCC and $6.0 million for sales from CCBCC to CCR.

(ii) Reflects the adjustment to depreciation expense recorded in cost of sales associated with the change in fair value of property, plant and equipment acquired in the 2016 Expansion Transactions.

(c) Selling, delivery and administrative expenses— Adjustment to selling, delivery and administrative expenses includes the following:

(in thousands)	January 2016 Expansion Transactions	April 1, 2016 Expansion Transaction	April 29, 2016 Expansion Transactions	October 2016 Expansion Transactions	Total 2016 Expansion Transactions
Transaction costs (i)	$(1,099)	$(952)	$(1,527)	$(2,081)	$(5,659)
Depreciation expense (ii)	(120)	(71)	(275)	(809)	(1,275)
Amortization expense (iii)	(68)	(294)	(134)	81	(415)
Total pro forma adjustment	$(1,287)	$(1,317)	$(1,936)	$(2,809)	$(7,349)

(i) Reflects the removal of transaction expenses incurred by the Company related to the 2016 Expansion Transactions during 2016. These expenses are directly attributable to the 2016 Expansion Transactions and are not expected to have a continuing impact.

(ii) Reflects the adjustment to depreciation expense associated with the change in fair value of property, plant and equipment acquired in the 2016 Expansion Transactions.

(iii) Reflects the preliminary adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired in the 2016 Expansion Transactions, less historical amortization expense. The preliminary pro forma adjustment for amortization expense for the intangible assets acquired in the 2016 Expansion Transactions is as follows:

(in thousands)	Estimated useful life (years)	January 2016 Expansion Transactions	April 1, 2016 Expansion Transaction	April 29, 2016 Expansion Transactions	October 2016 Expansion Transactions	Total 2016 Expansion Transactions	Amortization expense for the year ended January 1, 2017
Definite-lived bottlers' franchise rights	40	$750	$-	$22,000	$63,900	$86,650	$1,367
Customer relationships	12	550	-	1,450	2,600	4,600	203
Total		$1,300	$-	$23,450	$66,500	$91,250	$1,570
Less: Historic CCR amounts							(1,985)
Total pro forma adjustment							$(415)

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful life of the intangible assets acquired in the 2016 Expansion Transactions. The amortizable life reflects the period over which the asset is expected to provide material economic benefit. With other assumptions held constant, a 10% increase in the fair value adjustment for the amortizable intangible assets acquired in the 2016 Expansion Transactions would increase annual pro forma amortization by approximately $0.3 million. In addition, with other assumptions held constant, a one year change in the estimated useful life for the intangible assets acquired would change annual amortization expense by approximately $0.1 million.

(d) Interest expense, net— Reflects the adjustment to interest expense associated with the proceeds from the Company’s revolving credit facility used towards the respective acquisitions. The interest rates for each advance under the revolving credit facility were based on the LIBOR rate plus an interest margin determined at the advance date. The pro forma adjustment for interest expense is as follows:

(in thousands)	Debt Proceeds	Interest Rate	Interest expense for 2016	Effective annual interest expense would change in interest rate by 1/8%
January 2016 Expansion Transactions	$70,000	1.4125%	$68	$88
April 1, 2016 Expansion Transaction	35,000	1.4125%	119	44
April 29, 2016 Expansion Transactions	65,000	1.4750%	305	81
October 2016 Expansion Transactions	85,000	1.5375%	1,067	106
Total pro forma adjustment			$1,559

(e) Income tax expense— Adjustment of $10.2 million to income tax expense includes the following:

(i) Adjustment of $2.3 million reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations using the combined U.S. federal and state statutory rate of 38.5%.

(ii) Adjustment of $7.9 million reflects the income tax impacts of the Historic CCR – 2016 Transactions on the pro forma statement of operations using the combined U.S. federal and state statutory rate of 38.5%.

4. 2017 TRANCHE 1 EXPANSION TRANSACTIONS—CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF NET ASSETS ACQUIRED

The 2017 Tranche 1 Expansion Transactions have been reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805 with the Company treated as the accounting acquirer. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the 2017 Tranche 1 Expansion Transactions may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed.

For purposes of measuring the estimated fair value of the assets acquired and the liabilities assumed as reflected in the unaudited pro forma condensed combined financial information, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, where applicable, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

The following is a summary of the preliminary estimated consideration transferred and fair values of the net assets acquired in the 2017 Tranche 1 Expansion Transactions as if each transaction had closed on January 1, 2017:

(in thousands)	January 2017 Expansion Transaction	March 2017 Expansion Transactions	April 2017 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions
Upfront cash payment	$31,601	$108,724	$87,901	$228,226
Fair value of sub-bottler liability (contingent consideration)	14,135	28,181	3,997	46,313
Consideration transferred	$45,736	$136,905	$91,898	$274,539

Cash	$107	$203	$93	$403
Inventories	5,309	26,562	14,847	46,718
Prepaid expenses and other current assets	401	1,518	695	2,614
Accounts receivable from The Coca-Cola Company	1,042	1,807	1,000	3,849
Property, plant and equipment	25,708	82,591	53,820	162,119
Other assets (including deferred taxes)	21	977	538	1,536
Goodwill	7,006	15,942	20,408	43,356
Other identifiable intangible assets	10,650	20,300	9,750	40,700
Total acquired assets	$50,244	$149,900	$101,151	$301,295

Other current liabilities	$4,508	$12,995	$9,236	$26,739
Other liabilities	-	-	17	17
Total assumed liabilities	$4,508	$12,995	$9,253	$26,756

Management has made preliminary allocation estimates based on currently available information. The final determination of the accounting for the 2017 Tranche 1 Expansion Transactions will be completed as soon as practicable. Management anticipates the valuations of the acquired asset and contingent consideration will consist of discounted cash flow analyses and other appropriate valuation techniques to determine the fair value of the assets acquired, liabilities assumed, and the contingent consideration liability associated with ongoing quarterly sub-bottling payments the Company is required to make to CCR for the grant of exclusive rights to distribute, promote, market and sell covered beverages and related products, pursuant to the Company’s final comprehensive beverage agreement with CCR (the “Final CBA”). These quarterly sub-bottling payments are based on sales of certain beverages and beverage products that are sold under the same trademarks that identify a covered beverage, related product or certain cross-licensed brands (as defined in the Final CBA).

The amounts allocated to the 2017 Tranche 1 Expansion Transactions, including contingent consideration, could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of the assets acquired or an increase in the fair value of liabilities assumed, including contingent consideration, from the preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the 2017 Tranche 1 Expansion Transactions. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these unaudited pro forma condensed combined financial statements.

5. 2017 TRANCHE 1 EXPANSION TRANSACTIONS AND OTHER—PRO FORMA ADJUSTMENTS

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined balance sheet related to the 2017 Tranche 1 Expansion Transactions and the Territory Conversion Agreement are as follows:

(a) Cash and cash equivalents— Adjustment reflects the preliminary net adjustment to cash in connection with the 2017 Tranche 1 Expansion Transactions:

(in thousands)	Cash and cash equivalents adjustment
Proceeds from credit facility (i)	$135,000
Proceeds from conversion of franchise rights to distribution rights (ii)	87,066
Cash payment at closing (iii)	(228,226)
Transaction expenses to be incurred (iv)	(1,825)
Total pro forma adjustment	$(7,985)

Components of the adjustment include the following:

(i) An increase in cash related to the use of the Company’s revolving credit facility;

(ii) Pursuant to a territory conversion agreement entered into by the Company, The Coca‑Cola Company and CCR in September 2015 (as amended), upon the conversion of the Company’s bottling agreements to the Final CBA on March 31, 2017, the Company received a one-time $87.1 million fee from CCR. This was recorded as a deferred liability and will be amortized as a reduction to cost of sales over a period of 40 years;

(iii) A decrease in cash related to the net cash payment due to CCR at the closings for the 2017 Tranche 1 Expansion Transactions; and

(iv) Estimated expenses related to the 2017 Tranche 1 Expansion Transactions to be incurred by the Company as of January 1, 2017.

(b) Accounts receivable from The Coca‑Cola Company— Adjustment of $3.8 million reflects the fair value of the estimated amount due to the Company from The Coca‑Cola Company related to cold drink equipment acquired in the 2017 Tranche 1 Expansion Transactions.

(c) Inventories— Adjustment of $4.7 million to Inventories includes the change in the fair value of plastic shells, plastic pallets and other inventories acquired from CCR in the 2017 Tranche 1 Expansion Transactions. The Company classifies these items as Inventories on their balance sheet whereas CCR classified deposit items in property, plant and equipment.

(d) Property, plant and equipment, net— Adjustment represents the preliminary estimate to reflect property, plant and equipment acquired in the 2017 Tranche 1 Expansion Transactions at fair value. The preliminary fair value was determined using the income, market and cost approaches. The preliminary amounts assigned to property, plant and equipment are as follows:

(in thousands)	Estimated useful life (years)	Property, plant and equipment, net adjustment
Land	N/A	$10,360
Construction in progress	N/A	2,033
Buildings and improvements	12 to 28	26,060
Machinery, equipment and vehicle fleet	2 to 13	123,630
Leasehold improvements	2 to 8	36
Total		162,119
Less: Historic CCR amounts		(211,732)
Total pro forma adjustment		$(49,613)

(e) Goodwill— Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the 2017 Tranche 1 Expansion Transactions. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed as described in Note 4. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is primarily attributable to the workforce acquired. The preliminary pro forma adjustment to goodwill is calculated as follows:

(in thousands)	Goodwill adjustment
Consideration transferred	$274,539
Less: Fair value of net assets to be acquired	(231,183)
Total pro forma adjustment	$43,356

(f) Other identifiable intangible assets, net— Adjustment represents the preliminary estimate to reflect identifiable intangible assets acquired in the 2017 Tranche 1 Expansion Transactions at fair value. The preliminary fair market value was determined using an income approach. The preliminary amounts assigned to the identifiable intangible assets are as follows:

(in thousands)	Estimated useful life (years)	Other identifiable intangible assets, net adjustment
Definite-lived bottlers' franchise rights	40	$36,700
Customer relationships	12	4,000
Total		40,700
Less: Historic CCR amounts		(291,174)
Total pro forma adjustment		$(250,474)

(g) Other accrued liabilities— Adjustment of $29.6 million to Other accrued liabilities includes the following:

(i) Adjustment of $24.6 million reflects the reclassification of the cooperative trade marketing (“CTM”) liability to conform CCR’s financial statement presentation to the Company’s financial statement presentation.

(ii) Adjustment of $2.9 million reflects the current portion of acquisition related contingent consideration associated with the sub-bottling payments under the Final CBA signed at the closing of the 2017 Tranche 1 Expansion Transactions.

(iii) Adjustment of $2.1 million reflects the current portion of the deferred liability related to the conversion of the Company’s bottling agreements to the Final CBA on March 31, 2017.

(h) CTM liability— The CTM liability reflects a $24.6 million reclassification of the CTM liability to Other accrued liabilities to conform CCR’s financial statement presentation to the Company’s financial statement presentation.

(i) Deposit liabilities— Adjustment of $3.9 million reflects the alignment to the Company’s accounting policy for deposit items.

(j) Other liabilities— Adjustment of $128.3 million to Other liabilities includes the following:

(i) Adjustment of $84.9 million reflects the non-current portion of the deferred liability related to the conversion of the Company’s bottling agreements to the Final CBA on March 31, 2017.

(ii) Adjustment of $43.4 million reflects the fair value of the contingent consideration associated with the sub-bottling payments under the Final CBA.

(k) Long-term debt— Adjustment reflects an increase in long-term debt of $135.0 million that was borrowed under the Company’s revolving credit facility. Proceeds from the revolving credit facility were used to finance a portion of the upfront cash purchase prices for the 2017 Tranche 1 Expansion Transactions.

(l) Retained earnings— The preliminary unaudited pro forma adjustment of $1.8 million is based on estimated transaction costs to be incurred by the Company related to the 2017 Tranche 1 Expansion Transactions. The estimated fees and expenses associated with the 2017 Tranche 1 Expansion Transactions have been excluded from the unaudited pro forma condensed combined statement of operations as they reflect charges directly attributable to the 2017 Tranche 1 Expansion Transactions that will not have a continuing impact on the Company’s operations.

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined statement of operations related to the 2017 Tranche 1 Expansion Transactions are as follows:

(m) Net sales— In the normal course of business, CCBCC purchases certain finished products from CCR and, conversely, CCR purchases certain finished products from CCBCC. The adjustment of approximately $37.9 million for the 2017 Tranche 1 Expansion Transactions reflects the elimination of $27.6 million of CCR sales to CCBCC and $10.3 million of CCBCC sales to CCR.

(n) Cost of sales— Adjustment to cost of sales includes the following:

(in thousands)	January 2017 Expansion Transaction Pro Forma Adjustments	March 2017 Expansion Transactions Pro Forma Adjustments	April 2017 Expansion Transactions Pro Forma Adjustments	Total 2017 Tranche 1 Expansion Transactions Pro Forma Adjustments
Intercompany sales elimination (i)	$(893)	$(30,139)	$(6,466)	$(37,498)
Depreciation expense (ii)	(145)	(738)	(498)	(1,381)
Total pro forma adjustment	$(1,038)	$(30,877)	$(6,964)	$(38,879)

(i) Adjustment reflects the impact to cost of sales of removing intercompany sales transactions. The impact to cost of sales for the 2017 Tranche 1 Expansion Transactions is $27.3 million for sales from CCR to CCBCC and $10.2 million for sales from CCBCC to CCR.

(ii) Reflects adjustment to depreciation expense recorded in cost of sales associated with the change in fair value of property, plant and equipment acquired in the 2017 Tranche 1 Expansion Transactions.

(o) Selling, delivery and administrative expenses—Adjustment to selling, delivery and administrative expenses includes the following:

(in thousands)	January 2017 Expansion Transaction Pro Forma Adjustments	March 2017 Expansion Transactions Pro Forma Adjustments	April 2017 Expansion Transactions Pro Forma Adjustments	Total 2017 Tranche 1 Expansion Transactions Pro Forma Adjustments
Transaction costs (i)	$(407)	$(407)	$(407)	$(1,221)
Depreciation expense (ii)	(237)	(1,206)	(814)	(2,257)
Amortization expense (iii)	(273)	(891)	(613)	(1,777)
Total pro forma adjustment	$(917)	$(2,504)	$(1,834)	$(5,255)

(i) Reflects the removal of transaction expenses incurred by the Company related to the 2017 Tranche 1 Expansion Transactions during 2016. These expenses are directly attributable to the 2017 Tranche 1 Expansion Transactions and are not expected to have a continuing impact.

(ii) Reflects the adjustment to depreciation expense associated with the change in fair value of property, plant and equipment acquired in the 2017 Tranche 1 Expansion Transactions.

(iii) Reflects the preliminary adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired in the 2017 Tranche 1 Expansion Transactions, less historical amortization expense. The preliminary pro forma adjustment for amortization expense for the intangible assets acquired is as follows:

(in thousands)	Estimated useful life (years)	January 2017 Expansion Transaction Fair Value	March 2017 Expansion Transactions Fair Value	April 2017 Expansion Transactions Fair Value	Total 2017 Tranche 1 Expansion Transactions Fair Value	Amortization expense for 2016
Definite-lived bottlers' franchise rights	40	$9,300	$18,800	$8,600	$36,700	$918
Customer relationships	12	1,350	1,500	1,150	4,000	333
Total		$10,650	$20,300	$9,750	$40,700	$1,251
Less: Historic CCR amounts						(3,028)
Total pro forma adjustment						$(1,777)

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful life of the intangible assets acquired in the 2017 Tranche 1 Expansion Transactions. The amortizable life reflects the period over which the asset is expected to provide material economic benefit. With other assumptions held constant, a 10% increase in the fair value adjustment for the amortizable intangible asset would increase annual pro forma amortization by approximately $0.1 million. In addition, with other assumptions held constant, a one year change in the estimated useful life for the intangible assets acquired would change annual amortization expense by approximately $0.5 million.

(p) Interest expense, net— Reflects the adjustment to interest expense associated with the proceeds from the Company’s revolving credit facility used towards the respective Expansion Transactions. The interest rates for each advance under the revolving credit facility were based on the LIBOR rate plus an interest margin determined at the advance date. The pro forma adjustment for interest expense is as follows:

(in thousands)	Debt Proceeds	Interest Rate	Interest expense for 2016	Effective annual interest expense would change in interest rate by 1/8%
January 2017 Expansion Transaction	$25,000	1.7875%	$447	$31
March 2017 Expansion Transactions	20,000	1.9750%	395	25
April 2017 Expansion Transactions	90,000	1.9750%	1,778	113
Total pro forma adjustment			$2,620

(q) Income tax expense— Adjustment to income tax expense includes the following:

(in thousands)	January 2017 Expansion Transaction Pro Forma Adjustments	March 2017 Expansion Transactions Pro Forma Adjustments	April 2017 Expansion Transactions Pro Forma Adjustments	Total 2017 Tranche 1 Expansion Transactions Pro Forma Adjustments
Pro forma adjustments (i)	$(237)	$(1,014)	$(130)	$(1,381)
Historic CCR - 2017 Tranche 1 (ii)	(4,106)	(5,590)	(4,311)	(14,007)
Total pro forma adjustment	$(4,343)	$(6,604)	$(4,441)	$(15,388)

(i) Reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations using the combined U.S. federal and state statutory rate of 38.5%.

(ii) Reflects the income tax impacts of the Historic CCR – 2017 Tranche 1 Expansion Transactions on the pro forma statement of operations using the combined U.S. federal and state statutory rate of 38.5%.